Exhibit 99.1

Civista Bancshares, Inc. Announces First Quarter 2023 Earnings Release Date

Sandusky, Ohio, April 7, 2023 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) announced today that it will issue its first quarter 2023 financial results prior to market open on Friday, April 28, 2023.

Civista Bancshares, Inc. will also host a conference call and webcast at 1:00 p.m. Eastern Time on Friday, April 28, 2023, to discuss its financial results. Analysts may participate in the question-and-answer session.

Conference Call, Replay and Webcast Information:

Date: Friday, April 28, 2023

Time: 1:00 p.m. Eastern Time

Telephone Access: (855) 238-2712; ask to be joined into the Civista Bancshares, Inc. earnings call.

Webcast Access: A live webcast will be available on the Webcasts and Presentations page on the Company’s website. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About Civista Bancshares, Inc.:

Civista Bancshares, Inc., is a $3.5 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 43 locations across Ohio, Southeastern Indiana, and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its subsidiary, Vision Financial Group, Inc. (VFG), centered in Pittsburgh, Pennsylvania. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission.

CONTACTS: Richard J. Dutton SVP, Operations, at rjdutton@civb.com or (419) 626-7351.

Source: Civista Bancshares, Inc.